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                                                                   Exhibit 3.3

                                    AMENDMENT TO

                             ARTICLES OF INCORPORATION

                                         OF

                           FIRST ZURICH INVESTMENTS, INC.


     THE UNDERSIGNED, being the sole director of FIRST ZURICH INVESTMENTS, INC. does hereby amend the Articles of Incorporation of the FIRST ZURICH INVESTMENTS, INC., as follows:

SHARES

     The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $.001 par value.

     I hereby certificate that the following was adopted by a majority unanimous vote of the shareholders and directors of the corporation on June 6, 1996 and that the number of votes cast was sufficient for approval.

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation on June 7, 1996.

/s/ nancy Schwartz
---------------------------------------------
Nancy Schwartz, President and Sole Director



Subscribed and Swon on this 6th day of June, 1996, Before me:

-------------------------
     Notary Public

My Commission Expires: